Exhibit 99. 2

Mobix Labs Operations, Inc.

(formerly known as Mobix Labs, Inc.)

Audited Financial Statements

Years Ended September 30, 2023 and 2022

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Mobix Labs, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Mobix Labs Operations, Inc. (formerly known as Mobix Labs, Inc.) (the “Company”) as of September 30, 2023 and 2022, and the related statements of operations and comprehensive loss, of redeemable convertible preferred stock and stockholders’ deficit and of cash flows for the years then ended, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred operating losses and negative cash flows that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Irvine, California

December 28, 2023

We have served as the Company's auditor since 2022.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of September 30,
	2023	2022
ASSETS
Current assets
Cash	$89	$178
Accounts receivable, net	53	444
Receivable for issuance of common stock	—	117
Inventory	319	570
Prepaid expenses and other current assets	369	667
Total current assets	830	1,976

Property and equipment, net	1,859	1,763
Intangible assets, net	5,287	6,128
Goodwill	5,217	5,217
Operating lease right-of-use assets	1,030	—
Deferred transaction costs	4,125	—
Other assets	400	400
Total assets	$18,748	$15,484

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$8,995	$5,095
Accrued expenses and other current liabilities	4,519	2,753
Loss contingency	—	8,434
Notes payable	1,286	—
Notes payable – related parties	3,793	3,693
Simple agreements for future equity (“SAFEs”)	1,512	1,983
Operating lease liabilities, current	318	—
Total current liabilities	20,423	21,958

Convertible notes, noncurrent	—	625
Deferred tax liability	86	20
Operating lease liabilities, noncurrent	1,280	—
Total liabilities	21,789	22,603

Commitments and contingencies (Note 12)	—	—

Redeemable convertible preferred stock
Founders Convertible Preferred Stock, $0.00001 par value, 600,000 shares authorized; 588,235 shares issued and outstanding at September 30, 2023 and 2022	—	—
Series A Convertible Preferred Stock, $0.00001 par value, 2,000,000 shares authorized; 1,666,666 shares issued and outstanding at September 30, 2023 and 2022; liquidation preference of $2,300 at September 30, 2023 and 2022	2,300	2,300

Stockholders’ deficit
Common stock, $0.00001 par value, 57,400,000 shares authorized; 16,692,175 and 11,868,397 shares issued and outstanding at September 30, 2023 and 2022, respectively	—	—
Additional paid-in capital	78,421	34,722
Accumulated deficit	(83,762)	(44,141)
Total stockholders’ deficit	(5,341)	(9,419)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$18,748	$15,484

See accompanying notes to financial statements.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

	Year ended September 30,
	2023	2022
Net revenue
Product sales	$1,224	$2,859
License revenue	—	450
Total net revenue	1,224	3,309

Costs and expenses
Cost of revenue	1,620	2,852
Research and development	11,044	12,193
Selling, general and administrative	24,104	11,978
Loss from operations	(35,544)	(23,714)

Interest expense	3,355	343
Change in fair value of SAFEs	655	83
Loss before income taxes	(39,554)	(24,140)
Provision (benefit) for income taxes	67	(273)
Net loss and comprehensive loss	$(39,621)	$(23,867)

Net loss per common share, basic and diluted	$(2.71)	$(2.25)
Weighted-average common shares outstanding, basic and diluted	14,612,600	10,620,614

See accompanying notes to financial statements.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK

AND STOCKHOLDERS’ DEFICIT

(in thousands, except share and per share amounts)

	Founders Redeemable Convertible Preferred Stock		Series A Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stock- holders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at September 30, 2021	588,235	$—	1,666,666	$2,300	8,689,413	$—	$20,211	$(20,274)	$(63)

Common stock issued for acquisition of business	—	—	—	—	1,266,892	—	—	—	—
Issuance of common stock	—	—	—	—	1,460,644	—	9,764	—	9,764
Conversion of note to common stock	—	—	—	—	45,548	—	312	—	312
Exercise of stock options	—	—	—	—	166,666	—	145	—	145
Issuance of common stock upon exercise of warrants	—	—	—	—	239,234	—	1,000	—	1,000
Stock-based compensation	—	—	—	—	—	—	3,290	—	3,290
Net loss	—	—	—	—	—	—	—	(23,867)	(23,867)

Balance at September 30, 2022	588,235	$—	1,666,666	$2,300	11,868,397	$—	$34,722	$(44,141)	$(9,419)

Issuance of common stock	—	—	—	—	1,958,312	—	13,396	—	13,396
Issuance of common stock upon exercise of warrants	—	—	—	—	1,218,461	—	909	—	909
Issuance of common stock in settlement of loss contingency	—	—	—	—	1,233,108	—	8,434	—	8,434
Issuance of common stock to service providers	—	—	—	—	55,091	—	377	—	377
Conversion of notes to common stock	—	—	—	—	187,971	—	943	—	943
Conversion of SAFEs to common stock	—	—	—	—	170,835	—	1,126	—	1,126
Issuance of warrants to service providers	—	—	—	—	—	—	10	—	10
Issuance of warrants in connection with notes payable	—	—	—	—	—	—	3,028	—	3,028
Stock-based compensation	—	—	—	—	—	—	15,476	—	15,476
Net loss	—	—	—	—	—	—	—	(39,621)	(39,621)

Balance at September 30, 2023	588,235	$—	1,666,666	$2,300	16,692,175	$—	$78,421	$(83,762)	$(5,341)

See accompanying notes to financial statements.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended September 30,
	2023	2022
Operating activities
Net loss	$(39,621)	$(23,867)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	449	528
Amortization of intangible assets	841	840
Loss on disposal of property and equipment	2	330
Issuance of warrants in connection with notes payable, charged to interest expense	2,983	—
Change in fair value of SAFEs	655	83
Deferred income taxes	66	(274)
Other non-cash items	(119)	50
Stock-based compensation	15,476	3,290
Changes in operating assets and liabilities:
Accounts receivable	385	(44)
Inventory	251	(338)
Prepaid expenses and other current assets	298	(476)
Other assets	—	(200)
Accounts payable	1,390	2,010
Accrued expenses and other current liabilities	2,318	1,610
Net cash used in operating activities	(14,626)	(16,458)

Investing activities
Acquisition of property and equipment	(633)	(56)
Proceeds from sale of property and equipment	—	300
Net cash provided by (used in) investing activities	(633)	244

Financing activities
Proceeds from issuance of common stock	13,513	9,847
Proceeds from exercise of common stock warrants	909	2,600
Proceeds from exercise of stock options	—	145
Proceeds from issuance of notes payable	2,156	—
Proceeds from issuance of notes payable – related parties	730	1,006
Proceeds from issuance of convertible notes	250	925
Proceeds from issuance of SAFEs	—	1,900
Principal payments on notes payable	(825)	—
Principal payments on notes payable – related parties	(630)	(1,044)
Merger-related transaction costs paid	(933)	—
Net cash provided by financing activities	15,170	15,379

Net decrease in cash	(89)	(835)
Cash, beginning of period	178	1,013
Cash, end of period	$89	$178

Supplemental cash flow information
Cash paid for interest	$58	$187
Cash paid for income taxes	—	—

Non-cash investing and financing activities:
Deferred merger-related transaction costs	$3,192	$—
Conversion of notes to common stock	943	312
Conversion of SAFEs to common stock	1,126	—
Issuance of warrants in connection with notes payable, recorded as debt discount	790	—
Issuance of common stock and warrants to service providers	387	—
Issuance of common stock for receivable	—	117

See accompanying notes to financial statements.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Note 1 — Nature of the Business and Basis of Presentation

Mobix Labs Operations, Inc. (formerly known as Mobix Labs, Inc.) (“Mobix Labs” or the “Company”) was incorporated in the state of Delaware on July 31, 2020. Based in Irvine, California, Mobix Labs is a fabless semiconductor company delivering disruptive wireless and connectivity solutions for next generation communication systems, including C-Band and mmWave 5G and high bandwidth cable applications. The Company’s True5G integrated circuits currently in development are designed to deliver significant advantages in performance, efficiency, size and cost. The Company’s True Xero active optical cables (“AOCs”), which have been in production for several years, are designed to meet customer needs for high-quality AOC solutions at an affordable price. These innovative technologies are designed for large and rapidly growing markets where there are increasing demands for higher performance communication systems which utilize an expanding mix of both wireless and connectivity technologies.

On December 21, 2023, the Company completed a merger with Chavant Capital Acquisition Corp., a publicly traded special purpose acquisition company (“Chavant”). See Note 18 – Subsequent Events for additional information about the merger and related transactions.

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of Mobix Labs. The Company’s fiscal year ends on September 30.

Going Concern

The financial statements have been prepared assuming the Company will continue as a going concern. Since inception, the Company has incurred operating losses and negative cash flows, primarily as a result of its ongoing investment in product development. For the fiscal years ended September 30, 2023 and 2022, the Company incurred net losses of $39,621 and $23,867, respectively, and as of September 30, 2023 the Company had an accumulated deficit of $83,762. The Company has historically financed its operations through the sale of shares of its common stock or redeemable convertible preferred stock and the issuance of debt. After considering the effects of debt and equity transactions completed from October 1, 2023 through December 28, 2023, as well as proceeds associated with the merger transaction with Chavant (all as discussed in Note 18), the Company expects to continue to incur operating losses and negative cash flows from operations for the foreseeable future and will need to raise additional debt or equity financing to fund its operations and satisfy its obligations. Management believes that there is substantial doubt concerning the Company’s ability to continue as a going concern as the Company currently does not have adequate liquidity to meet its operating needs and satisfy its obligations for at least twelve months from the date of issuance of these financial statements.

While the Company will seek to raise additional capital, there can be no assurance the necessary financing will be available on terms acceptable to the Company, or at all. If the Company raises funds by issuing equity securities, dilution to existing stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of common stock. If the Company raises funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on the Company’s operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, recent and potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

If the Company is unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, the Company may be required to reduce its operating expenditures, which could adversely affect its business prospects, or the Company may be unable to continue operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s financial statements requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the financial statements. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could differ materially from those estimates and assumptions. Areas that could require significant estimates and assumptions by the Company include, but are not limited to:

●     valuation of stock-based compensation and equity-based awards;

●     valuation of common stock;

●     impairments of goodwill and long-lived assets;

●     the fair value of the Simple Agreements for Future Equity;

●     purchase price allocation and valuations of net assets acquired in business combinations; and,

●     provisions for income taxes and related valuation allowances and tax uncertainties.

Cash

As of September 30, 2023 and 2022, the Company’s cash balance consisted of demand deposits held at large financial institutions. The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of September 30, 2023 and 2022. The amount of deposits maintained at any financial institution may exceed federally insured limits. The Company places its cash with high credit quality financial institutions and has not experienced any losses on its deposits of cash.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Accounts Receivable, net

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for doubtful accounts, which is based on the Company’s assessment of the collectability of accounts. The Company regularly reviews the adequacy of the allowance for doubtful accounts by considering the age of each outstanding invoice and the collection history of each customer and other relevant factors to determine the appropriate amount of allowance for doubtful accounts. Accounts receivable deemed uncollectible are charged against the allowance for doubtful accounts when identified. The allowance for doubtful accounts as of September 30, 2023 and 2022 and bad debt expense for the years ended September 30, 2023 and 2022 were not material.

Inventory

Inventory is stated at the lower of cost, determined on a first-in, first-out basis, or net realizable value. Inventory costs consist of materials purchase costs, outside manufacturing costs, inbound freight and receiving costs, and capitalized overhead. The Company records an inventory reserve for losses associated with excess and obsolete items, based on available information and the Company’s current expectations of future demand, product obsolescence and market conditions. Any provision for excess and obsolete inventory is charged to cost of revenue and is a permanent reduction of the carrying value of inventory.

Property and Equipment, net

The Company’s property and equipment primarily consists of laboratory equipment, computer hardware, equipment, furniture and fixtures and leasehold improvements. Property and equipment are recorded at cost less accumulated depreciation and any accumulated impairment losses. Depreciation and amortization are computed using the straight-line method over the assets’ estimated useful lives. Major improvements are capitalized, while routine maintenance and repairs which do not significantly improve or extend the useful life of an asset are expensed when incurred. Upon the sale or retirement of assets, costs and the related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the statements of operations and comprehensive loss.

Deferred Transaction Costs

The Company capitalizes certain legal, accounting, and other third-party fees that are directly related to a planned equity financing, including the Merger, until such financing is consummated. After consummation of an equity financing, these costs are recorded as a reduction of the proceeds received as a result of the financing. Should a planned equity financing be abandoned, terminated or significantly delayed, the deferred transaction costs would be immediately written off to operating expenses.

Intangible Assets, net

The Company’s intangible assets consist of acquired developed technology and customer relationships having finite lives ranging from seven to ten years. The Company amortizes intangible assets over their useful lives on a straight-line basis, which the Company believes approximates the pattern in which the economic benefits of the intangible assets are expected to be utilized. To the extent that an acquired developed technology is incorporated in, or used to produce, a product the Company currently produces and sells, the related amortization expense is included in cost of revenue in the statements of operations and comprehensive loss. Amortization expense on other acquisition-related intangible assets is included in operating expenses.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, consisting of property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company regularly reviews its operating performance for indicators of impairment. Factors considered important that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant change in the manner of the use of the assets. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. The Company did not record any impairment losses on long-lived assets for the years ended September 30, 2023 and 2022.

Goodwill

Goodwill represents the excess of the fair value of purchase consideration of an acquired business over the fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis on July 31, or more frequently if circumstances change or an event occurs that would more likely than not reduce the fair value of a reporting unit below its carrying amount.

Significant judgment may be required when goodwill is assessed for impairment. Qualitative factors may be assessed to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If the assessment of all relevant qualitative factors indicates that it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, a quantitative goodwill impairment test is not necessary. If the assessment of all relevant qualitative factors indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company will perform a quantitative goodwill impairment test. The quantitative impairment test for goodwill consists of a comparison of the fair value of a reporting unit with its carrying value, including the goodwill allocated to that reporting unit. If the carrying value of a reporting unit exceeds its fair value, the Company will recognize an impairment loss equal to the amount of the excess, limited to the amount of goodwill allocated to that reporting unit. Application of the impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units and the determination of fair value of each reporting unit. The Company performed its annual qualitative impairment test and determined it was not more likely than not that the fair value of its reporting unit was less than its carrying amount. The Company did not record any goodwill impairment losses for the years ended September 30, 2023 and 2022.

Business Combinations

The Company allocates the purchase price of an acquisition to the tangible assets acquired, liabilities assumed, and intangible assets acquired, based on their estimated fair values. The excess of the purchase price over the fair values of these net assets acquired is recorded as goodwill.

Accounting for business combinations requires that management make significant estimates and assumptions to determine the fair value of assets acquired and liabilities assumed at the acquisition date. Although management believes the assumptions and estimates to be reasonable and appropriate, they are inherently uncertain. Critical estimates in valuing certain acquired assets include, but are not limited to, expected future cash flows including revenue growth rate assumptions from product sales, customer contracts and acquired technologies, expected costs to develop acquired technology into commercially viable products, and estimated cash flows from the projects when completed, including assumptions associated with the technology migration curve. The discount rates used to discount expected future cash flows to present value are typically derived from a weighted-average cost of capital analysis and are adjusted to reflect inherent risks. Unanticipated events and circumstances may occur that could affect either the accuracy or validity of such assumptions, estimates or actual results.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The Company uses a three-tiered hierarchy for inputs used in measuring fair value that emphasizes the use of observable inputs over the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are market participant assumptions based on market data obtained from sources independent of the Company. Unobservable inputs are the Company’s own assumptions of what market participants would use in pricing an asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

As a basis for considering such assumptions, a three-tier hierarchy is used in management’s determination of fair value based on the reliability and observability of inputs as follows:

Level 1 — Observable inputs that include quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The Company’s non-financial assets, including property and equipment, intangible assets and goodwill, are measured at estimated fair value on a nonrecurring basis. These assets are adjusted to fair value only when an impairment is recognized, or in the event an asset is held for sale.

Simple Agreements for Future Equity (SAFEs)

The Company has issued SAFEs to certain investors. The SAFEs provide for automatic conversion into shares of the Company’s common stock or preferred stock upon the occurrence of certain events. The number of shares issuable upon conversion is dependent upon a number of factors, including the prices at which the Company may sell its equity securities in the future, the Company’s capitalization and the occurrence of certain events. The SAFEs also require cash settlement by the Company in certain circumstances, such as in the event of a liquidation or dissolution of the Company. The Company performs an assessment of the specific terms of the SAFEs under the applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”). The Company evaluated the SAFEs and concluded that the SAFEs are classified as liabilities in the balance sheets. The Company initially records the SAFEs at their fair value and remeasures the SAFEs to fair value at each reporting date.

The Company estimates the fair value of the SAFEs using a probability weighted expected return method (“PWERM”). The PWERM is a scenario-based analysis that estimates the value of the SAFEs based on the probability weighted present value of expected future investment returns, considering each of the possible outcomes available to the Company. The Company classifies the SAFEs as Level 3 financial instruments due to the judgment required to develop the assumptions used and the significance of those assumptions to the fair value measurement.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Fair Value of Common Stock

As there was no public market for the Company’s common stock prior to the Closing, the Company determined the fair value of shares of its common stock considering a number of objective and subjective factors, including: third-party valuations of its common stock, the valuation of comparable companies, sales of the Company’s common stock to outside investors in arms-length transactions, the Company’s forecasted financial performance, operational developments and milestones, the lack of marketability of the underlying common stock, the likelihood of achieving a liquidity event, and the general and industry specific economic outlook, among other factors. The fair value of the Company’s common stock was determined in accordance with applicable elements of the American Institute of Certified Public Accountants guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.

Fair Value of Warrants

The Company accounts for warrants to purchase its common stock as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the liability classification requirements pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent period end date while the warrants are outstanding.

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. Under the two-class method, net loss is attributed to common stockholders and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company considers both series of redeemable convertible preferred stock to be participating securities.

Under the two-class method, the net loss attributable to common stockholders is not allocated to the Founders or Series A Redeemable Convertible Preferred Stock as the holders of those securities do not have a contractual obligation to share in the Company’s losses. Basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period. For a period in which the Company reports a net loss, diluted net loss per common share attributable to common stockholders is the same as basic net loss per common share attributable to common stockholders because potentially dilutive common shares are not assumed to have been issued if their effect is antidilutive.

Stock-Based Compensation

The Company estimates the fair value of stock option awards using the Black-Scholes-Merton (“Black- Scholes”) option-pricing model. The fair value of each stock option award is recognized as compensation expense on a straight-line basis over the requisite service period, which is typically four years. The Company has elected to account for forfeitures as they occur and initially records stock-based compensation expense assuming all option holders will complete the requisite service period. If an employee forfeits an award because they fail to complete the requisite service period, the Company will reverse previously recognized stock-based compensation expense in the period the award is forfeited.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include:

●	the per share fair value of the underlying common stock;

●	the exercise price;

●	the risk-free interest rate;

●	the expected term;

●	expected stock price volatility over the expected term; and,

●	the expected annual dividend yield.

The expected term represents the period over which the stock-based award is expected to remain outstanding and is estimated based on historical experience of similar awards, vesting schedules and expectations of future employee behavior. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the stock-based award. Because the Company’s common stock is not publicly traded, the Company estimates expected stock price volatility based on the historical volatility of the stock prices of similar publicly traded peer companies. The Company estimates the expected annual dividend yield will be zero because the Company does not currently expect to declare dividends on its common stock.

Stock-based compensation awards also include restricted stock units (“RSUs”). RSUs entitle the holder to receive a number of shares of the Company’s common stock, generally subject to service-based vesting conditions and, in some cases, other conditions. The Company establishes the fair value of each RSU based on the grant date fair value of the underlying shares of its common stock. The Company recognizes stock-based compensation expense for RSUs over the requisite service period, as applicable, or upon determination that the satisfaction of performance-based criteria is probable.

Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. Accordingly, the Company has determined that it operates in a single operating segment and, therefore, one reportable segment.

Comprehensive Loss

Comprehensive loss includes the Company’s net loss as well as other changes in stockholders’ equity that result from transactions and economic events other than those with stockholders. There were no differences between the Company’s net loss and comprehensive loss for the years ended September 30, 2023 and 2022.

Income Taxes

The Company accounts for income taxes using the asset and liability method whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax laws is recognized in the results of operations in the period the new laws are enacted. The Company establishes a valuation allowance when necessary to reduce the carrying amount of its deferred tax assets when it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to realize deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on the level of historical losses, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The Company recognizes liabilities for uncertain tax positions based on a two-step process regarding recognition and measurement. The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities based on the technical merits of the position. Then the Company measures the tax benefits recognized in the financial statements from such positions based on the largest amount that is greater than 50% likely to be realized upon ultimate settlement with the related tax authority. The changes in recognition or measurement are reflected in the period in which the change in judgment occurs based on new information not previously available.

Revenue Recognition

The Company accounts for revenue from contracts with customers in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The Company derives its revenues primarily from product sales to equipment manufacturers. The Company recognizes product revenue when it satisfies performance obligations under the terms of its contracts and upon transfer of control when title transfers (either upon shipment to or receipt by the customer, as determined by the contractual shipping terms of the contract) net of accruals for estimated sales returns and allowances. Such sales returns and allowances were not material for the years ended September 30, 2023 and 2022. Sales and other taxes the Company collects, if any, are excluded from revenue. The Company does not have material variable consideration, and the Company’s revenue arrangements do not contain significant financing components. Payment terms are principally net 30 days to net 45 days.

The Company generally offers a limited warranty to customers covering a period of twelve months which obligates the Company to repair or replace defective products. The warranty is not sold separately and does not represent a separate performance obligation. Therefore, the Company accounts for such warranties under ASC Topic 460, Guarantees, and the estimated costs of warranty claims are accrued as cost of revenue in the period the related revenue is recorded. The Company accrues for warranty and indemnification issues if a loss is probable and can be reasonably estimated. Warranty and indemnification expenses have historically been insignificant.

The Company has agreements with certain distributors which include certain rights of return and pricing programs, including stock rotation and price protection which could affect the transaction price. Sales returns, stock rotation and price protection have historically been insignificant.

The Company includes shipping and handling fees billed to customers as part of net sales. The Company includes shipping and handling costs associated with outbound freight in cost of revenue.

There were no material contract assets or contract liabilities recorded on the balance sheet in any of the periods presented. All incremental customer contract acquisition costs are expensed as incurred as the amortization period of the asset that the Company otherwise would have recognized is one year or less in duration.

In October 2021, the Company entered into a license agreement with a customer, wherein the Company granted the customer a perpetual, non-exclusive license to use certain of its patents and developed technology. As consideration for the license, the customer paid the Company a license fee of $450. The Company does not have any ongoing development, support or other performance obligations under the license agreement. Consequently, the Company concluded that its performance obligation under the license agreement was satisfied and recognized the $450 consideration as license revenue during the year ended September 30, 2022.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Cost of Revenue

Cost of revenue includes costs of materials, contract manufacturing services, including costs associated with the assembly, testing, packaging and shipping of products, inbound freight, amortization of acquired developed technology, inventory obsolescence charges and other product-related costs. Cost of revenue also includes employee compensation and benefits (including stock-based compensation) of employees engaged in the sourcing of products, facility-related expenses, depreciation, and an allocation of corporate costs.

Advertising Expense

Advertising costs include spending for items such as marketing and promotional items, trade shows, sponsorships, and other programs. The Company expenses advertising costs as incurred. Advertising expenses were $175 and $281 for the years ended September 30, 2023 and 2022, respectively.

Research and Development Expense

Research and development expenses consist of costs incurred to perform product design and development activities including employee compensation and benefits (including stock-based compensation), design tools, supplies, facility-related expenses, depreciation, amortization of acquired developed technology, allocation of corporate costs and costs of outside contractors. The Company expenses all research and development costs as incurred.

Selling, General and Administrative Expense

Selling, general and administrative expenses consist of employee compensation and benefits (including stock-based compensation) of sales, marketing, executive and administrative staff including human resources, accounting, information technology and executive management, outside audit and tax fees, insurance costs, patent costs, outside legal fees, business consulting fees, advertising and promotion programs, travel and entertainment, outside service costs and facility-related costs.

Accounting Pronouncements Recently Adopted

The Company is an “emerging growth company,” as defined in the Securities Act. Under the Jumpstart Our Business Startups Act of 2012, an emerging growth company has the option to adopt new or revised accounting guidance either (i) within the same periods as otherwise applicable to public business entities, or (ii) within the same time periods as non-public business entities, including early adoption when permissible. With the exception of accounting guidance the Company elected to early adopt, when permissible, the Company has elected to adopt new or revised accounting guidance within the same time periods as non-public business entities, as indicated below.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”) and has since issued several updates, amendments and technical improvements to ASU 2016-02, to provide guidance on the accounting for leasing transactions. The standard requires that the lessee recognize a lease liability along with a right-of-use (“ROU”) asset for all leases with a term longer than one year. ASU 2016-02 requires a modified retrospective transition approach to each lease that existed at the date of initial application as well as leases entered into after that date. The standard also requires additional disclosures about leasing arrangements related to discount rates, lease terms, and the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted this new guidance effective October 1, 2022, using the modified retrospective method, and recognized ROU assets and lease liabilities of $1,169 and $1,862, respectively, on its balance sheet. See Note 11 – Leases for additional information and disclosures related to the adoption of this standard.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

In November 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and also improves consistent application of and simplification of GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The Company adopted ASU 2019-12 as of October 1, 2022, with no impact on its financial position or results of operations.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326) (“ASU 2016-13”), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The Company is required to adopt this guidance for its fiscal year beginning October 1, 2023, including interim periods within that fiscal year. The Company does not expect adoption of ASU 2016-13 will have a significant impact on its financial position or results of operations.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”). ASU 2021-08 requires that an entity recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASC 606 as if the acquiring entity had originated the contracts. The Company is required to adopt this guidance for its fiscal year beginning October 1, 2024, including interim periods within that fiscal year. The Company is currently evaluating the impact of this new standard on its financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 expands segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. The disclosures required under ASU 2023-07 are also required for public entities with a single reportable segment. The ASU is effective for the Company’s fiscal year beginning October 1, 2024 and for interim periods within the Company’s fiscal year beginning October 1, 2025, with early adoption permitted. The Company does not expect adoption of ASU 2023-07 will have a significant impact on its financial position or results of operations.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The ASU is effective for the Company’s fiscal year beginning October 1, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company does not expect adoption of ASU 2023-09 will have a significant impact on its financial position or results of operations.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Note 3 — Inventory

Inventory consists of the following:

	September 30,
	2023	2022
Raw materials	$265	$404
Finished goods	54	166
Total inventory	$319	$570

Note 4 — Property and Equipment, net

Property and equipment, net consists of the following:

	Estimated Useful Life	September 30,
	(years)	2023	2022
Equipment and furniture	5 - 7	$858	$895
Laboratory equipment	5	601	601
Leasehold improvements	Shorter of estimated useful life or remaining lease term	850	894
Construction in progress		584	—
Property and equipment, gross		2,893	2,390
Less: Accumulated depreciation		(1,034)	(627)
Property and equipment, net		$1,859	$1,763

Depreciation expense for the years ended September 30, 2023 and 2022 was $449 and $528, respectively.

Note 5 — Intangible Assets, net

Intangible assets, net consist of the following:

	Estimated	September 30, 2023			September 30, 2022
	Useful Life (years)	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Developed technology	7 – 10	$7,289	$(2,238)	$5,051	$7,289	(1,428)	$5,861
Customer relationships	10	300	(64)	236	300	(33)	267

The Company recorded amortization expense related to intangible assets of $841 and $840 during the years ended September 30, 2023 and 2022, respectively. The weighted-average remaining lives of developed technology and customer relationships as of September 30, 2023 were 6.4 years and 7.9 years, respectively.

Estimated future amortization expense for intangible assets by fiscal year as of September 30, 2023 is as follows:

Years ending September 30,
2024	$840
2025	840
2026	840
2027	840
2028	806
Thereafter	1,121
Total	$5,287

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Note 6 — Goodwill

As of September 30, 2023 and 2022, the total carrying amount of goodwill was $5,217. The Company performed its annual goodwill assessment as of July 31, 2023 and 2022. The Company assessed all relevant qualitative factors to determine whether it was more likely than not that the fair value of the reporting unit was less than its carrying amount. Based on this assessment, the Company concluded that it was more likely than not that the fair value of the reporting unit was greater than its carrying amount, and that a quantitative goodwill impairment test was not necessary. The Company recorded no impairment charges on goodwill for the years ended September 30, 2023 and 2022.

There were no changes in the carrying amount of goodwill during the years ended September 30, 2023 and 2022.

Note 7 — Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	September 30,
	2023	2022
Accrued compensation and benefits	$2,841	$613
Deferred rent	—	634
Accrued professional fees	273	494
Accrued interest	304	59
Deferred revenue	138	35
Other	963	918
Total accrued expenses and other current liabilities	$4,519	$2,753

Note 8 — Net Loss Per Share

For periods in which the Company reports a net loss, diluted net loss per common share is the same as basic net loss per common share, because all potentially dilutive securities are anti-dilutive. The following table shows the calculation of the Company’s net loss per common share — basic and diluted:

	Year ended September 30,
	2023	2022
Numerator:
Net loss	$(39,621)	$(23,867)

Denominator:
Weighted-average common shares outstanding – basic and diluted	14,612,600	10,620,614

Net loss per common share – basic and diluted	$(2.71)	$(2.25)

The following table shows potentially dilutive securities not included in the computation of the Company’s net loss per common share:

	Year ended September 30,
	2023	2022
Restricted stock units	209,494	10,984,241
Stock options	5,905,684	5,754,052
Convertible preferred stock (on an as-converted basis)	2,254,901	2,254,901
Common stock warrants	700,388	200,000
Convertible notes	—	129,482
	9,070,467	19,322,676

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Note 9 — Debt

Debt consists of the following:

	September 30,
	2023	2022
Notes payable	$1,286	$—
7% promissory notes – related parties	3,349	3,349
Notes payable – related parties	444	344
SAFEs	1,512	1,983
Convertible notes	—	625
Total debt	6,591	6,301
Less: Amounts classified as current	(6,591)	(5,676)
Noncurrent portion	$—	$625

Notes Payable

During the year ended September 30, 2023, the Company entered into eight promissory notes payable having an aggregate principal amount of $2,156 with unrelated investors to meet its working capital needs. Four notes bear interest at rates ranging from 6.0% to 8.0% per annum, while the remaining notes bear no interest. The notes mature at various dates from January 2023 to March 2024, are unsecured and do not require any principal payments prior to maturity.

In connection with the issuance of each of the notes, the Company issued the purchasers warrants to purchase an aggregate of 239,464 shares of its common stock at exercise prices ranging from $0.01 to $3.00 per share. The warrants have contractual terms of one to twelve months and are immediately exercisable. The Company evaluated the additional warrants and determined that they met all the requirements for equity classification under ASC 815. The Company accounted for each of the warrants as a detachable warrant at its fair value, using the relative fair value method. The portion of the proceeds allocated to the warrants of $790 was recorded as an increase to additional paid-in capital and as a discount to notes payable on the balance sheet. The Company is amortizing the discount over the term of the related notes using the effective interest method. The Company valued each of the warrants at the time of issuance using the Black-Scholes option pricing model with the following ranges of assumptions: expected volatility of 52.7% to 54.1%; no expected dividend yield; risk-free interest rate of 3.6% to 5.5%; and a contractual term of one to twelve months.

Two of the notes, having an aggregate principal amount of $825, also provide that in the event the Company fails to pay the principal amount on the respective maturity dates, the Company must issue the purchasers as additional consideration warrants to purchase additional shares of its common stock for each seven-day period thereafter until such time as the principal is repaid in full. Because the Company repaid the principal of both notes in full after their respective maturity dates, the Company was required to issue the purchasers additional warrants to purchase an aggregate of 385,000 shares of its common stock. The Company evaluated the additional warrants and determined that they met all the requirements for equity classification under ASC 815. The aggregate fair value of the additional warrants of $2,238 is included in interest expense in the statement of operations and comprehensive loss. The Company valued each of the warrants at the time of issuance using the Black-Scholes option pricing model with the following ranges of assumptions: expected volatility of 52.7% to 54.1%; no expected dividend yield; risk-free interest rate of 3.6% to 5.4%; and a contractual term of six to twelve months.

Another of the notes, having an aggregate principal amount of $531, also provides that in the event the Company fails to pay the principal amount by its October 5, 2023 maturity date, the Company must issue the purchaser as additional consideration a warrant to purchase 28,000 shares of its common stock for the first calendar month, and warrants to purchase an additional 25,000 shares for each successive calendar month, during which the note remains unpaid. The Company did not repay the note by its maturity date and the Company is currently obligated to issue the purchaser warrants to purchase an aggregate of 78,000 shares of its common stock. The warrants are immediately exercisable, have an exercise price of $0.01 per share, and expire at such time as the related note is repaid in full.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

As of September 30, 2023, promissory notes payable having a remaining principal balance of $1,331 were outstanding and are included in “Notes payable” at a carrying amount of $1,286 (net of unamortized discount of $45) in the balance sheet.

7% Promissory Notes — Related Parties

The Company has two outstanding promissory notes with related parties having an aggregate remaining principal amount of $3,349, which the Company assumed in 2020 as part of an asset acquisition. The promissory notes bear interest at 7% per annum, are unsecured and do not require principal payments prior to the maturity date. The notes had an initial maturity date of August 2022, but were amended in May 2022 to extend their maturity to July 2023. The Company made principal payments of $0 and $332 on these notes during the years ended September 30, 2023 and 2022. The 7% promissory notes are included in “Notes payable — related parties” in the balance sheets. Subsequent to September 30, 2023, the Company has not made any principal payments on these notes, and the $3,349 principal remains outstanding.

Notes Payable — Related Parties

During the year ended September 30, 2022, the Company entered into six short-term notes payable with related parties to meet its working capital needs. The aggregate original principal amount of the notes was $1,056, and cash proceeds to the Company were $1,006 after discounts of $50. The notes have varying maturity dates and bear interest at rates from 2% to 18%. The Company made principal payments of $0 and $712 on these notes during the years ended September 30, 2023 and 2022 and as of September 30, 2023, one note having a principal balance of $344 remains outstanding.

During the year ended September 30, 2023, the Company issued and repaid a promissory note having a principal amount of $100 to an officer and director of the Company. Also during the year ended September 30, 2023, the Company issued and repaid five promissory notes, each having a principal amount of $106, to an employee. The Company also issued a promissory note having a principal amount of $100 to a director of the Company. The note matured on August 22, 2023 and remains outstanding. The note does not bear interest and is unsecured. In connection with the note, the Company issued the purchaser a warrant to purchase 2,924 shares of the Company’s common stock at a price of $6.84 per share. The warrant is immediately exercisable and has a one-year term. The Company evaluated the warrant and determined that it met all the requirements for equity classification under ASC 815. The Company accounted for the warrant as a detachable warrant at its fair value, using the relative fair value method. The portion of the proceeds allocated to the warrant was recorded as an increase to additional paid-in capital and as a discount to notes payable—related parties on the balance sheet. The Company amortized the discount over the term of the note using the effective interest method. The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 54.1%; no expected dividend yield; risk-free interest rate of 5.4%; and a contractual term of twelve months.

As of September 30, 2023, two notes having an aggregate principal balance of $444 remain outstanding and are included in “Notes payable — related parties” in the balance sheet.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

SAFEs

During the year ended September 30, 2022, the Company entered into simple agreements for future equity with certain investors in exchange for cash proceeds of $1,900. Certain SAFEs, representing a purchase amount of $900, are automatically convertible into shares of the Company’s common stock upon the occurrence of the Company’s next equity financing of not less than $5,000. These SAFEs are convertible at prices per share equal to discounts of 20% to 25% from the lowest per share purchase price of the Company’s equity securities in the financing. In the event of a dissolution prior to conversion, the Company must pay the holder of these SAFEs an amount equal to the purchase amount. In this case, the rights of the SAFE holders are senior to the Company’s capital stock and pari passu with any convertible debt of the Company.

The remainder of the SAFEs, representing a purchase amount of $1,000, are automatically convertible into shares of the Company’s preferred stock upon the occurrence of the Company’s next round of preferred stock financing. The conversion price of the preferred stock to be issued in exchange for the SAFEs would be equal to the greater of (i) the lowest price per share for preferred stock sold to investors in the initial closing of the equity financing, or (ii) the number of shares equal to the value of the SAFE, subject to a post money valuation cap of $175,000. If there is a liquidity event, including a change in control, a direct listing or an initial public offering, these SAFEs will be entitled to receive a portion of the proceeds equal to the greater of (i) the purchase amount or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the quotient obtained by dividing $175,000 by the Company’s total capitalization, including all shares and convertible securities (on an as-converted to common stock basis). In the event of a dissolution or liquidation of the Company, the holders of these SAFEs will be entitled to receive a cash-out amount equal to their original purchase price, which right is junior to the payment of the Company’s outstanding indebtedness and on par with the rights of other SAFEs and preferred stock.

In each case, the SAFEs do not bear interest and have no maturity date. Holders of the SAFEs have no voting rights.

The Company initially recorded the SAFEs at their fair value of $1,900 and remeasures the SAFEs to fair value at each reporting date. For the years ended September 30, 2023 and 2022, the Company recorded increases in the fair value of the SAFEs of $655 and $83, respectively. The change in fair value of the SAFEs is reported in “Change in fair value of SAFEs” in the statements of operations and comprehensive loss.

As of September 30, 2022, none of the SAFEs had been converted into shares of the Company’s common stock or preferred stock. During the year ended September 30, 2023, SAFEs having an original purchase amount of $900 were converted into 170,835 shares of the Company’s common stock, in accordance with the original terms of the agreements. These SAFEs were remeasured to fair value immediately prior to conversion, with the change in fair value reported in “Change in fair value of SAFEs” in the statement of operations and comprehensive loss. Upon conversion, the $1,126 carrying amount of these SAFEs was credited to equity, with no gain or loss recognized. As of September 30, 2023, $1,000 original purchase amount of SAFEs remain outstanding and are carried at their estimated fair value of $1,512 in the balance sheet.

Convertible Notes

During the year ended September 30, 2022, the Company issued an aggregate principal amount of $925 of convertible notes to several unaffiliated investors. The convertible notes mature five years from the date of issuance, bear interest at 5% per annum and are unsecured. The principal amount of each convertible note and any accrued interest thereon may be converted into the Company’s common stock, at prices of $5.02 to $6.84 per share, at the election of the holder at any time prior to maturity. The notes are mandatorily convertible into common stock in the event the Company consummates a private placement for an aggregate offering amount of at least $20,000 or upon the change in control of the Company. The Company determined that the convertible notes do not contain any embedded derivatives.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

During the year ended September 30, 2023, the Company issued a convertible note having a principal amount of $250 to an unaffiliated investor. The convertible note matures one year from the date of issuance, bears interest at 9% per annum and is unsecured. The principal amount of the convertible note and any accrued interest thereon may be converted into common stock, at a price of $5.00 per share, at the election of the holder at any time prior to maturity. The convertible note is mandatorily convertible into common stock immediately prior to the closing of a business combination (as defined in the note) including the proposed merger with Chavant. The convertible note is also mandatorily convertible into common stock in the event the Company consummates a private placement, in a single transaction or series of related transactions, for an aggregate offering amount of at least $5,000.

During the year ended September 30, 2022, the holder of one convertible note elected to convert the note having a $300 principal amount, together with accrued interest thereon, into 45,548 shares of the Company’s common stock based on the conversion price of $6.84 per share. During the year ended September 30, 2023, all $875 principal amount of outstanding convertible notes, together with accrued interest thereon, were converted into 187,971 shares of the Company’s common stock, representing conversion prices of $5.00 to $5.02 per share. As each conversion was pursuant to the original terms of the note, the Company reclassified the carrying value of the notes and accrued interest into equity, with no gain or loss recognized.

Note 10 — Fair Value Measurements

The Company’s financial instruments consist mainly of cash, accounts receivable, accounts payable and debt. The carrying amounts of the Company’s cash, accounts receivable and accounts payable approximate their fair value due to the short-term nature of these instruments.

The Company believes the carrying value of the notes payable, the 7% promissory notes - related parties and the notes payable - related parties — each of which mature within one year — approximates fair value due to the short duration of these notes. The Company estimated the fair value of its convertible notes based on a discounted cash flow approach using market interest rates of instruments with similar terms and maturities and an estimate for the Company’s standalone credit risk. The Company classifies its convertible notes as Level 3 financial instruments due to the judgment required to develop assumptions of the Company’s standalone credit risk and the significance of those assumptions to the fair value measurement. The aggregate carrying value of debt approximates its fair value as of September 30, 2023 and 2022.

During the years ended September 30, 2023 and 2022, the Company measured the SAFEs at fair value on a recurring basis. The Company classified the SAFEs as Level 3 financial instruments due to the judgment required to develop the assumptions used and the significance of those assumptions to the fair value measurement. No financial instruments were classified as Level 1 or Level 2 and measured at fair value on a recurring basis during the years ended September 30, 2023 and 2022, and no financial instruments were transferred into or out of Level 3.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The following table provides a reconciliation of the balance of financial instruments measured at fair value on a recurring basis using Level 3 inputs:

	Year ended September 30,
	2023	2022
Balance, beginning of period	$1,983	$—
Issuance of SAFEs	—	1,900
Change in fair value of SAFEs included in net loss	655	83
Conversion of SAFEs to common stock	(1,126)	—
Balance, end of period	$1,512	$1,983

Note 11 — Leases

The Company has entered into operating leases for office space. The leases have remaining terms ranging from nine months to 3.9 years and expire at various dates through August 2027. The leases do not contain residual value guarantees or restrictive covenants. The lease covering the Company’s 19,436 square foot headquarters in Irvine, California provides the Company an option to extend the lease for one additional five-year term, with rent at the then prevailing market rate. The lease requires a security deposit of $400, which is recorded in other assets on the Company’s balance sheets.

ASC 842 Adoption

The Company adopted ASC 842 using the modified retrospective method on October 1, 2022. The Company determines if an arrangement is a lease at its inception. ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses its estimated incremental borrowing rate in determining the present value of lease payments considering the term of the lease, which is derived from information available at the lease commencement date. The lease term includes renewal options when it is reasonably certain that the option will be exercised and excludes termination options. To the extent that the Company’s agreements have variable lease payments, the Company includes variable lease payments that depend on an index or a rate and excludes those that depend on facts or circumstances occurring after the commencement date, other than the passage of time. The Company’s office leases require the payment of common area maintenance charges, which are non-lease costs and are excluded from the measurement of the ROU assets and lease liabilities. Lease expense for these leases is recognized on a straight-line basis over the lease term.

The Company has elected the package of practical expedients permitted under the transition guidance, which does not require reassessment of prior conclusions related to contracts containing a lease, lease classification and initial direct lease costs. As an accounting policy election, the Company also excluded short-term leases (having a term of twelve months or less) from recognition as liabilities and accounted for non-lease and lease components in a contract as a single lease component for certain asset classes.

Effective October 1, 2022, the Company recorded the impact on its balance sheet from the recognition of ROU assets and lease liabilities of $1,169 and $1,862, respectively. Liabilities for unamortized tenant improvement allowances and deferred rent totaling $693, previously recognized on the Company’s balance sheet as of September 30, 2022, reduced the amount recognized as an ROU asset.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The following lease costs are included in the statement of operations and comprehensive loss for the year ended September 30, 2023:

Year ended September 30, 2023
Operating lease cost	$396
Short-term lease cost	266
Total lease cost	$662

Cash paid for amounts included in the measurement of operating lease liabilities for the year ended September 30, 2023 was $530. As of September 30, 2023, the weighted-average remaining lease term was 3.9 years, and the weighted-average discount rate was 15.6%. The Company did not obtain any ROU assets in exchange for new operating or financing lease liabilities during the year ended September 30, 2023. There were no leases that had not yet commenced as of September 30, 2023 that will create significant additional rights and obligations for the Company.

The following table reconciles the undiscounted cash flows to the operating lease liabilities recorded on the balance sheet as of September 30, 2023:

Years ending September 30,
2024	$537
2025	526
2026	545
2027	516
Total minimum lease payments	2,124
Less: imputed interest	(526)
Present value of future minimum lease payments	1,598
Less: current obligations under leases	(318)
Long-term lease obligations	$1,280

Supplemental Information for Comparative Periods

Lease cost for the year ended September 30, 2022 was $565. As of September 30, 2022 (prior to the adoption of ASC 842) minimum lease payments under operating leases with non-cancelable terms in excess of one year were as follows:

Years ending September 30,
2023	$530
2024	537
2025	526
2026	545
2027	515
Total	$2,653

Note 12 — Commitments and Contingencies

Noncancelable Purchase Commitments

The Company has unconditional purchase commitments for services which extend to various dates through September 30, 2024. Future minimum payments under these unconditional purchase commitments as of September 30, 2023 totaled $1,353.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Loss Contingency

In fiscal year 2021, the Company recognized a liability for a contingent loss related to a business acquisition. The Company estimated the amount of the liability at $8,434, which is included in “Loss contingency” in the balance sheet as of September 30, 2022. In January 2023, the Company issued 1,233,108 shares of its common stock in settlement of this liability.

Litigation

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company does not believe it is currently a party to any material legal proceedings, nor is the Company aware of any other pending or threatened litigation that the Company believes would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Indemnifications

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with customers, suppliers and vendors. Pursuant to these provisions, the Company may be obligated to indemnify such parties for losses or claims suffered or incurred in connection with its service, breach of representations or covenants, intellectual property infringement or other claims made against such parties. These provisions may limit the time within which an indemnification claim can be made. The Company has not in the past incurred significant expense defending against third party claims, nor has it incurred significant expense under its standard service warranties or arrangements with its customers, suppliers and vendors. Accordingly, the Company has not recognized any liabilities for these indemnification provisions as of September 30, 2023 and 2022.

Note 13 — Income Taxes

Substantially all of the Company’s pretax income was generated in the United States. The provision for income taxes consists of the following:

	Year ended September 30,
	2023	2022
Current
Federal	$—	$—
State	1	1
Total current	1	1

Deferred
Federal	66	(274)
State	—	—
Total deferred	66	(274)
Provision (benefit) for income taxes	$67	$(273)

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The provision for income taxes differs from the amount computed by applying the U.S. federal statutory rate of 21% to the Company’s loss before income taxes as follows:

	Year ended September 30,
	2023	2022
Income tax benefit computed at the U.S. federal statutory rate	$(8,306)	$(5,070)
State and local income tax benefits, net of federal benefit	(1,498)	(481)
Change in valuation allowance	7,936	4,856
Non-deductible transaction costs	635	351
Fair value of warrants issued to lenders	470	—
Research and development credits	58	(58)
State tax rate change	(22)	(148)
Other	794	277
Provision (benefit) for income taxes	$67	$(273)

Deferred tax liabilities, net consist of the following:

	September 30,
	2023	2022
Deferred tax assets:
Net operating losses	$8,268	$4,953
Section 174 capitalized costs	2,832	1,548
Stock-based compensation	3,632	620
Research and development credits	—	398
Lease liabilities	376	—
Interest limitation	—	134
Accrued liabilities	581	135
Other	137	24
Total gross deferred tax assets	15,826	7,812
Valuation allowance	(14,287)	(6,351)
Net deferred tax assets	1,539	1,461

Deferred tax liabilities:
Intangible asset amortization	(1,245)	(1,399)
Fixed asset depreciation	(137)	(44)
Operating lease ROU assets	(243)	—
Other	—	(38)
Total gross deferred tax liabilities	(1,625)	(1,481)
Deferred tax liabilities, net	$(86)	$(20)

During the years ended September 30, 2023 and 2022, the Company increased the valuation allowance by $7,936 and $4,856, respectively, which primarily related to increases in net deferred tax assets from current year activity that the Company expects will not be realized in the future. As of September 30, 2023, the Company has accumulated federal and state net operating losses (“NOLs”) of $29,979 and $31,574, respectively. The federal NOLs may be carried forward indefinitely and the state NOLs begin to expire in 2035.

The Company’s ability to carry forward its NOLs and research credits may be subject to significant limitations under Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”). The federal net operating losses have an indefinite carryforward period but are available to offset only 80% of future taxable income. The Company’s ability to use its federal NOL carryforwards may be further limited if it experiences an “ownership change” as defined in Section 382.

The Company has unrecognized tax benefits of $2,080 as of September 30, 2023 and 2022. There were no changes in the Company’s unrecognized tax benefits during the fiscal years ended September 30, 2023 and 2022. The Company records interest and penalties related to unrecognized tax benefits in the provision (benefit) for income taxes in the statements of operations and comprehensive loss. As of September 30, 2023 and 2022, no accrued interest or penalties are recorded on the balance sheets, and the Company has not recorded any related expenses. The Company does not expect a significant change in its uncertain tax positions within the next twelve months.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The Company files U.S. federal and California state income tax returns. The Company has historically filed returns on a calendar year basis and has changed its tax year to match its fiscal year. As of September 30, 2023, the U.S. federal and state tax returns are open to examination for calendar years 2020 through 2022.

The Tax Cuts and Jobs Act (“TCJA”) requires that, starting in 2022, taxpayers capitalize expenditures that qualify as Section 174 costs and recover them over five years for domestic expenditures, and fifteen years for expenditures attributed for foreign research. As of September 30, 2023, the Company has capitalized $13,486 of costs under this provision.

In 2020, the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act was enacted. The CARES Act has not had any significant impact on the Company’s provision (benefit) for income taxes for any of the periods presented.

Note 14 — Equity

Common Stock

The Company is authorized to issue 57,400,000 shares of common stock. The common stock is entitled to one vote per share. Holders of common stock are entitled to receive any dividends as may be declared from time to time by the board of directors. Common stock is subordinate to the Series A Redeemable Convertible Preferred Stock and pari passu with Founders Redeemable Convertible Preferred Stock with respect to rights upon liquidation of the Company. The common stock is not redeemable at the option of the holders.

During the year ended September 30, 2023, the Company sold 1,958,312 shares of its common stock at various dates in private placements for net proceeds of $13,396. In connection with the issuance of these shares, the Company also granted two investors warrants to purchase an aggregate of 605,000 shares of the Company’s common stock at a price of $0.01 per share. The warrants are immediately exercisable and have terms ranging from one to two years. The Company determined the warrants to be free-standing equity instruments with no subsequent remeasurement. The Company determined the amount recognized within additional paid-in capital by allocating the proceeds received among the shares of common stock and the warrant issued based on their relative fair values. During the year ended September 30, 2023, one of these investors exercised a warrant to purchase 560,000 shares of the Company’s common stock, for proceeds of $6.

During the year ended September 30, 2022, the Company sold 1,460,644 shares of its common stock at various dates in private placements for net proceeds of $9,764. Also during the year ended September 30, 2022, the Company issued 1,266,892 shares of its common stock as consideration for the fiscal 2021 acquisition of certain assets of Cosemi Technologies, Inc. (“Cosemi”).

The Company typically sells shares of its common stock to investors pursuant to a subscription agreement. In some cases, shares of common stock are issued before the cash investment is received. In such cases, the Company recognizes a receivable for issuance of common stock in the balance sheets. As of September 30, 2023 and 2022, the Company had receivables of $0 and $117, respectively, for the issuance of common stock to unaffiliated investors. The receivables for issuance of common stock as of September 30, 2022 were collected in October and November 2022, in each case prior to the issuance of the financial statements.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

As of September 30, 2023, the number of shares of common stock available for issuance under the Company’s amended and restated articles of incorporation were as follows:

Authorized number of shares of common stock	57,400,000
Common stock outstanding	16,692,175
Reserve for conversion of Founders Redeemable Convertible Preferred Stock	600,000
Reserve for conversion of Series A Redeemable Convertible Preferred Stock	2,000,000
Reserve for exercise of common stock warrants	700,388
Stock options and RSUs outstanding under equity incentive plans	6,115,178
Awards available for grant under equity incentive plans	12,068,156
Common stock available for issuance	19,224,103

Redeemable Convertible Preferred Stock

The Company is authorized to issue an aggregate of 2,600,000 shares of redeemable convertible preferred stock, of which 600,000 shares are designated as Founders Redeemable Convertible Preferred Stock and 2,000,000 shares are designated as Series A Redeemable Convertible Preferred Stock.

Significant rights and preferences of the redeemable convertible preferred stock are as follows:

Dividends — The holders of redeemable convertible preferred stock are entitled to receive, on a pari passu and pro rata basis with the common stock, such dividends as may be declared by the board of directors, out of any assets of the Company legally available.

Liquidation rights — In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A Redeemable Convertible Preferred Stock shall be entitled to be paid out of the assets and funds of the Company available for distribution to stockholders, before any payment shall be made to the holders of common stock and Founders Redeemable Convertible Preferred Stock, an amount equal to the greater of the Series A original issue price of $1.38 per share, or such amount as would have been payable had all shares of redeemable convertible preferred stock been converted into common stock immediately prior to such liquidation, dissolution or winding up. After the payment of all preferential amounts required to be paid to the holders of Series A Redeemable Convertible Preferred Stock, the remaining assets and funds of the Company available for distribution to stockholders shall be distributed to the holders of the Founders Redeemable Convertible Preferred Stock and common stock on a pari passu and pro rata basis based on the number of shares held by each holder as if all such shares had been converted to common stock.

Conversion — Each share of redeemable convertible preferred stock is convertible at any time, at the option of the holder, into such number of common stock shares as determined by dividing the original issuance price for a share by the conversion price then in effect. Each share of Founders Redeemable Convertible Preferred Stock and Series A Redeemable Convertible Preferred Stock would convert into common stock on a one-for-one basis.

Each share of Series A Redeemable Convertible Preferred Stock shall automatically be converted into shares of common stock at the then effective conversion rate upon (i) the closing of the sale of the Company’s common stock in an underwritten public offering registered under the Securities Act of 1933 other than a registration relating solely to a transaction under Rule 145 under such Act; (ii) election by a majority of the then-outstanding shares of Series A Redeemable Convertible Preferred Stock; or (iii) certain transfer of shares of Series A Redeemable Convertible Preferred Stock, but only with respect to such transferred shares.

Voting — Each holder of shares of redeemable convertible preferred stock is entitled to ten votes and shall have voting rights and powers equal to the voting rights and powers of the common stock. The Company’s board of directors is comprised of seven directors, of which four shall be elected by the holders of the Founders Redeemable Convertible Preferred Stock and three of which shall be elected by the holders of the redeemable convertible preferred stock and common stock voting together as a single class.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Redemption — In the event any subsequent class or series of capital stock of the Company is redeemable, the Series A Redeemable Convertible Preferred Stock and Founders Redeemable Convertible Preferred Stock shall be redeemable at the same time, upon the same terms and conditions and on a pari passu basis along with such subsequent class or series. The Company determined such potential redemption is not solely within the Company’s control. As a result, all shares of Series A Redeemable Convertible Preferred Stock and Founders Redeemable Convertible Preferred Stock have been classified outside of stockholders’ deficit on the balance sheets. The carrying values of the Company’s Series A Redeemable Convertible Preferred Stock and Founders Redeemable Convertible Preferred Stock have not been accreted to their redemption values as these events are not considered probable of occurring. Subsequent adjustments of the carrying values to redemption values will be made only if and when it becomes probable the preferred shares will become redeemable.

The numbers of shares of the Company’s redeemable convertible preferred stock outstanding and the related conversion prices and liquidation preferences as of September 30, 2023 are as follows:

	Shares Authorized	Shares Issued and Outstanding	Issuance Price Per Share	Per Share Conversion Price	Aggregate Liquidation Preference	Carrying Value
Founders Redeemable Convertible Preferred Stock	600,000	588,235	$0.00001	$0.00001	$—	$—
Series A Redeemable Convertible Preferred Stock	2,000,000	1,666,666	$1.38	$1.38	2,300	2,300
Total	2,600,000	2,254,901			$2,300	$2,300

Warrants

In September 2022, the Company issued a warrant to purchase 200,000 shares of its common stock at $3.00 per share in connection with a sale of shares of the Company’s common stock to an outside investor. The warrant is immediately exercisable and expires one year from the issuance date. The Company determined the warrant to be a free-standing equity instrument with no subsequent remeasurement. The Company determined the amount recognized within additional paid-in capital by allocating the proceeds received among the shares of common stock and the warrant issued based on their relative fair values. The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 51.9%; no expected dividend yield; risk-free interest rate of 3.3%; and a contractual term of one year. The warrant was cancelled in October 2022.

In October and December 2022, the Company issued warrants to purchase an aggregate of 300,000 shares of its common stock at $3.00 per share to non-service providers. In December 2022, the holders exercised these warrants and purchased 300,000 shares of the Company’s common stock for cash proceeds of $900.

In December 2022, the Company issued a warrant to purchase 400,000 shares of its common stock at $3.00 per share to a service provider. The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 52.7%; no expected dividend yield; risk-free interest rate of 3.6%; and a contractual term of one year. The $1,598 fair value of the warrant was recognized in selling, general and administrative expenses in the statements of operations and comprehensive loss. Effective March 2023, the warrant was cancelled.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

In May 2023, the Company issued a service provider a warrant to purchase 500,000 shares of its common stock at $0.01 per share. The warrant is immediately exercisable and has a two-year term. The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 53.8%; no expected dividend yield; risk-free interest rate of 4.1%; and a contractual term of two years. The $3,415 fair value of the warrant was recognized in selling, general and administrative expenses in the statements of operations and comprehensive loss. In June 2023, the service provider partially exercised the warrant and purchased 260,000 shares of the Company’s common stock for proceeds to the Company of $3.

In September 2023, the Company issued a service provider a warrant to purchase 50,000 shares of its common stock at $0.01 per share. The warrant is immediately exercisable and has a one-year term. The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 54.1%; no expected dividend yield; risk-free interest rate of 5.4%; and a contractual term of one year. The $406 fair value of the warrant was recognized in selling, general and administrative expenses in the statements of operations and comprehensive loss.

As of September 30, 2023, warrants to purchase an aggregate of 700,388 shares of the Company’s common stock at prices per share ranging from $0.01 to $6.84 were outstanding. The warrants expire at various dates through May 2025.

Note 15 — Equity Incentive Plans

The Company has three stock-based compensation plans, the 2020 Key Employee Equity Incentive Plan and the 2020 Equity Incentive Plan (each adopted in fiscal year 2020) and the 2022 Incentive Compensation Plan (adopted in fiscal year 2022). The plans provide for the issuance of awards covering an aggregate of up to 18,350,000 shares of common stock subject, in the case of the 2022 Incentive Compensation Plan, to an annual increase as defined in the plan. As of September 30, 2023, the Company had two types of stock-based compensation awards outstanding under these plans — RSUs and stock options.

Restricted Stock Units

The Company granted RSUs under two different RSU agreements (“Agreement I” and “Agreement II”).

RSUs granted under Agreement I include two vesting schedules where 50% of the awards vest upon the closing of two acquisitions where the Company acquires at least a majority of the voting power or purchases substantially all of the assets of the target and 50% vest upon the satisfaction of revenue performance conditions. All shares granted under Agreement I vest upon a change in control. Through September 30, 2023, the Company had not recognized any stock-based compensation expense for these awards, as achievement of the performance conditions was determined not to be probable. In the period in which the achievement of performance conditions becomes probable, the Company would recognize stock-based compensation expense for those RSUs. All outstanding awards granted under Agreement I were cancelled during the year ended September 30, 2023.

RSUs granted under Agreement II vest at the earlier of (i) a service-based component beginning after a change of control, or (ii) service-based vesting subject to a 50% cliff after 10 to 14.5 months. Because the qualifying change of control had not occurred and, therefore, cannot be considered probable, for the years ended September 30, 2023 and 2022, the Company recognized $4,833 and $372, respectively, of stock-based compensation expense related to the service-based vesting. RSUs granted under Agreement II are recognized as expense following the vesting schedule with the achievement of a change in control re-assessed and updated on a quarterly basis, or more frequently as changes in facts and circumstances warrant. Each of the RSUs outstanding as of September 30, 2023 were granted under Agreement II.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

A summary of activity in the Company’s RSUs for the year ended September 30, 2023 is as follows:

	Number of units	Weighted-Average Grant Date Fair Value per Unit
Outstanding at September 30, 2022	10,984,241	$6.84
Cancelled	(10,774,747)	$6.84
Outstanding at September 30, 2023	209,494	$6.84

No RSUs vested during the years ended September 30, 2023 or 2022. Unrecognized compensation expense related to RSUs was $847 as of September 30, 2023 and is expected to be recognized over a weighted-average period of 1.3 years.

In November 2022, the Company and certain of its officers and key employees agreed to enter into amended RSU agreements relating to an aggregate of 10,000,000 RSUs. Under the amended RSU agreements, one-third of the RSUs will vest on each of the first, second and third anniversaries of the closing of the merger with Chavant. The RSUs will also be subject to acceleration upon the occurrence of certain events, including a change in control of the Company or a termination of employment either by the Company without cause, or by the holder of the RSUs for good reason, as defined in the agreements. The modification of awards did not result in stock-based compensation expense as the vesting conditions of the awards were not yet probable.

In March 2023, the Company and certain of its officers and key employees agreed to forfeit the 10,000,000 RSUs in Mobix Labs. The RSUs to these officers and key employees were replaced with a commitment from Mobix Labs and Chavant, contingent upon closing of the merger, to issue 5,000,000 RSUs of Chavant (or its successor) over three years, beginning on the first anniversary of the closing of the merger with Chavant. This modification to the RSUs did not result in stock-based compensation expense as the vesting conditions of the awards are not yet probable. In addition, certain other employees agreed to forfeit 670,000 RSUs with no current replacement award. As a result, the Company recognized $3,203 of stock-based compensation expense in the year ended September 30, 2023.

Stock Options

Stocks options granted under the Company’s stock-based compensation plans may be Incentive Stock Options (“ISOs”) or Non-Statutory Stock Options (“NSOs”). ISOs may be granted only to employees and NSOs may be granted to employees and consultants. The types of awards granted to consultants do not vary in characteristics from those granted to employees. The term of each option which is stated in the grant recipient’s option agreement cannot exceed ten years from the date of grant. The exercise price is determined by the Company’s board of directors. If granted to an employee (other than employee who owns stock representing more than 10% of the voting power of all classes of stock), the option exercise price cannot be less than the fair market value of the stock on the date of grant as determined by the Company’s board of directors. Vesting requirements for options granted under the plans are determined by the board of directors. Options granted generally vest over periods of one to four years. Certain awards require the performance of one year of service before vesting commences, with a specified percentage of the award vesting after one year of service, and the remainder vesting ratably over the remaining vesting period. Stock option activity for the year ended September 30, 2023 is as follows:

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

	Number of Options	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Contractual Term (years)
Outstanding at September 30, 2022	5,754,052	$4.16
Granted	780,506	$6.84
Forfeited	(628,874)	$6.37
Outstanding at September 30, 2023	5,905,684	$4.28	7.5

Exercisable at September 30, 2023	4,226,353	$3.39	7.1

Unrecognized stock-based compensation expense related to stock options, totaling $5,401 as of September 30, 2023, is expected to be recognized over a weighted-average period of 2.3 years. The aggregate intrinsic value of stock options outstanding and stock options exercisable as of September 30, 2023 was $22,661 and $19,981, respectively. The total intrinsic value of options exercised during the years ended September 30, 2023 and 2022, was $0 and $998, respectively. The total fair value of options that vested within the years ended September 30, 2023 and 2022 was $4,880 and $2,253, respectively.

The weighted-average grant date fair value of options granted during the years ended September 30, 2023 and 2022 was $3.61 and $3.40, respectively. The fair value of stock options granted was estimated with the following assumptions:

	Years ended September 30,
	2023		2022
	Range		Range
	Low	High	Low	High
Expected volatility	52.4%	54.4%	50.5%	50.9%
Expected dividend yield	0%	0%	0%	0%
Risk-free interest rate	3.6%	4.2%	1.0%	3.6%
Expected term (years)	4.6	5.8	4.1	6.1

The statements of operations and comprehensive loss include stock-based compensation expense as follows:

	Year ended September 30,
	2023	2022
Cost of revenues	$31	$14
Research and development	1,842	759
Selling, general and administrative	13,603	2,517
Total stock-based compensation expense	$15,476	$3,290

Note 16 — Concentrations

Concentration of Credit Risk

The Company maintains its cash in accounts with major financial institutions within the United States, generally in the form of demand deposits. Deposits in these institutions may exceed federally insured limits. The Company places its cash with high credit quality financial institutions and has not experienced any losses on its deposits of cash.

Significant Customers

For the year ended September 30, 2023, two customers accounted for 93% of the Company’s revenues. For the year ended September 30, 2022, two customers accounted for 86% of the Company’s revenues. As of September 30, 2023, two customers had balances due that represented 97% of the Company’s total accounts receivable. As of September 30, 2022, two customers had balances due that represented 76% of the Company’s total accounts receivable.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Note 17 — Geographical Information

Revenues by Geographic Region

The Company’s revenue by geographic region, based on ship-to location for product sales or the invoiced address of license revenue, are summarized as follows:

	Year ended September 30,
	2023	2022
United States	$674	$1,841
Czech Republic	223	764
Thailand	300	677
Other	27	27
Total net revenue	$1,224	$3,309

Long-Lived Assets

Substantially all of the Company’s long-lived assets are located in the United States.

Note 18 — Subsequent Events

The Company evaluated subsequent events through December 28, 2023, the date at which the financial statements were available to be issued.

Issuances of Common Stock and Warrants

Subsequent to September 30, 2023, the Company sold 480,271 shares of its common stock at various dates in private placements for net proceeds of $3,285. In connection therewith, the Company also issued one investor a warrant to purchase an aggregate of 27,413 shares of its common stock at an exercise price of $0.01 per share. The warrants are immediately exercisable and have a one-year term.

Issuances of Notes Payable

In October 2023, the Company entered into a $150 loan agreement with an unrelated financing company. The loan matures in November 2024, with principal and interest payable in weekly installments. The Company is obligated to pay a finance charge of $66 over the term of the loan. The Company may prepay the loan at any time, including a finance charge of at least $49. The Company’s obligation under the loan is secured by substantially all of the Company’s assets and is guaranteed by an officer and director of the Company.

Issuance of Convertible Notes

In October 2023, the Company issued convertible notes having an aggregate principal amount of $200 to unaffiliated investors. The convertible notes mature in February 2024, bear interest at 16% per annum, are unsecured and have a conversion price of $6.84 per share. The principal amount of the convertible notes and any accrued interest thereon may be converted into shares of the Company’s common stock, at the election of each holder, at any time prior to maturity. At the maturity date, each holder may require the Company to repay the outstanding principal and interest under the note in cash. Absent such a demand by the holders, all principal and interest under the notes will automatically convert into common stock. In connection with the issuance of the convertible notes, the Company issued the investors warrants to purchase an aggregate of 4,000 shares of its common stock at an exercise price of $0.01 per share. The warrants are immediately exercisable and have a one-year term.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Issuance of Stock-Based Compensation Awards

Subsequent to September 30, 2023, the Company granted 12,200 stock options to an employee and an advisor with a weighted-average exercise price of $6.84 per share.

Acquisition of EMI Solutions, Inc.

On December 19, 2023, the Company completed the acquisition of EMI Solutions, Inc. (“EMI”) when the Company acquired all of the issued and outstanding common shares of EMI. EMI is a manufacturer of electromagnetic interference filtering products for military and aerospace applications. Consideration for the acquisition consisted of 964,912 shares of the Company’s common stock and $2,200 in cash. Of the cash portion of the consideration, $155 was paid at closing, with the remainder payable at specified dates following the merger with Chavant, or on the twenty-four month anniversary of the closing. The acquisition will be accounted for as a business combination under ASC 805, Business Combinations, with the primary assets acquired consisting of customer relationships and acquired technology. The preliminary purchase price assessment remains an ongoing process and is subject to change for up to one year after the closing date of the acquisition.

Merger with Chavant Capital Acquisition Corp.

On December 21, 2023, Chavant consummated the previously announced merger pursuant to the Business Combination Agreement pursuant to which, among other things, Merger Sub merged with and into Mobix Labs, with Mobix Labs surviving the merger as a wholly-owned direct subsidiary of Chavant, (the “Merger”). In connection with the consummation of the Merger (the “Closing”) Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” and Mobix Labs changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.” As a result of the Merger, the Company raised gross proceeds of $21,063, including the contribution of $1,263 of cash held in Chavant’s trust account and the $19,750 private investment in public equity (“PIPE”) at $10.00 per share of Chavant’s Class A Common Stock.

In connection with the Closing, and pursuant to the terms of the Business Combination Agreement, (i) each outstanding share of common stock of Mobix Labs converted into the right to receive shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”); (ii) each share of preferred stock of Mobix Labs, which included Series A Redeemable Convertible Preferred Stock and Founders Redeemable Convertible Preferred Stock issued and outstanding immediately prior to the Closing, converted into the right to receive shares of Class B Common Stock, par value $0.00001 per share (“Class B Common Stock”); (iii) each outstanding stock option of Mobix Labs that was an in-the-money vested option converted into the right to receive shares of Class A Common Stock on a net settlement basis; (iv) each stock option of Mobix Labs that was not an in-the-money vested option (“Other Mobix Labs Options”) was assumed by Chavant and converted into an option to purchase shares of Class A Common Stock (collectively, the “Assumed Options”); (v) each outstanding unvested RSU of Mobix Labs was assumed by Chavant and converted into an RSU covering shares of Class A Common Stock (collectively, the “Assumed RSUs”); and (vi) each outstanding warrant and convertible instrument of Mobix Labs, including SAFEs and promissory notes that were convertible into Mobix Labs common stock or preferred stock, converted into the right to receive shares of Class A Common Stock.

In addition, in connection with the Closing, the Company entered into subscription agreements with certain accredited investors and Chavant Capital Partners LLC (“Sponsor”), the Sponsor, pursuant to which, substantially concurrently with the closing of the merger and on the terms and subject to the conditions of each such subscription agreement: (i) an investor agreed to purchase 1,500,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $15,000 in cash, (ii) the Sponsor, agreed to purchase 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of approximately $2,000, paid through the forgiveness of certain outstanding indebtedness and reimbursement obligations owed by the Company to the Sponsor and its members, and (iii) other investors agreed to purchase a total of 475,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $4,750 in cash (the “PIPE Investments”). The terms of the PIPE Investments also includes the issuance of additional shares of Class A Common Stock in the event the volume weighted average price (“VWAP”) per share of the Class A Common Stock during the 30-day period as defined within the relevant agreements is less than $10.00.

Moreover, pursuant to a non-redemption agreement dated December 20, 2023 a shareholder agreed with Chavant to withdraw its election to redeem 73,706 Ordinary Shares of Chavant. In consideration of the non-redemption of such shares, Mobix Labs issued to the shareholder 202,672 warrants, each warrant exercisable to the purchase one share of common stock, $0.00001 par value per share, of Mobix Labs, and such warrants converted into 202,489 shares of Class A Common Stock upon the closing of the merger.

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Chavant will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on holders of Mobix Labs capital stock comprising a relative majority of the voting power of the combined entity upon consummation of the Merger and having the ability to nominate the majority of the governing body of the combined entity, Mobix Labs’ senior management comprising the senior management of the combined entity, and Mobix Labs’ operations comprising the ongoing operations of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity upon consummation of the Merger will represent a continuation of the financial statements of Mobix Labs with the Merger treated as the equivalent of Mobix Labs issuing stock for the net assets of Chavant, accompanied by a recapitalization. The net assets of Chavant will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Closing will be presented as those of Mobix Labs in future reports of the combined entity.

In addition to the consideration paid at Closing, certain Mobix Labs stockholders and certain holders of Mobix Labs in-the-money vested options and Mobix Labs options that are not Mobix Labs in-the-money vested options (the “Earnout Recipients”) will be entitled to receive an additional aggregate 3,500,000 shares of Class A Common Stock issuable as earnout shares (the “Earnout Shares”) based on the achievement of trading price targets following the Closing and subject to the terms provided in the Business Combination Agreement. The Earnout Shares have a seven-year “Earnout Period,” commencing on the date that is the one year anniversary of the Closing, pursuant to which up to 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $12.50 for any twenty trading days within a period of thirty consecutive trading days during the Earnout Period and an additional 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $15.00 for any twenty trading days within a period of thirty consecutive trading days during the Earnout Period.